UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On March 10, 2005, Avanex Corporation (the “Company”) issued a press release updating its expectations for the third quarter ending March 31, 2005. The press release is attached as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides pro forma net loss per share information as additional data regarding its operating results. This non-GAAP financial measure is intended to supplement the user’s overall understanding of the Company’s financial performance and its future prospects. The Company believes that this non-GAAP financial measure contains useful supplementary information to investors by identifying certain items that, when excluded from the GAAP results, may provide a better or more complete understanding of the Company’s core operating results. However, this non-GAAP financial measure is not intended to supersede or replace the Company’s GAAP results. A reconciliation of the non-GAAP net loss per share to the GAAP net loss per share for the Company’s second fiscal quarter ended December 31, 2004 is provided in the press release attached as Exhibit 99.1. The Company’s management also uses this non-GAAP information and a variety of other measures in connection with evaluating, planning and operating the business because it believes that this additional information provides a more complete picture of the Company’s operating performance.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On March 10, 2005, the Company announced revised expectations for the third quarter ending March 31, 2005. Revenues for the third quarter of fiscal 2005 are expected to be in the range of $40 to $42 million. In addition, the Company expects its pro forma net loss per share to be slightly greater than pro forma net loss per share for the second quarter ended December 31, 2004. Previously the Company had announced that it expected that revenues and operating performance would be approximately flat compared to the second quarter of fiscal 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of March 10, 2005, entitled “Avanex Updates Third Quarter Expectations.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ W. BRIAN KINARD
W. Brian Kinard Vice President, General Counsel

Date: March 10, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of March 10, 2005, entitled “Avanex Updates Third Quarter Expectations.”